                                  NEWS RELEASE

                                         (FIRST CITY FINANCIAL CORPORATION LOGO)

contact: Suzy W. Taylor
         (866) 652-1810

            FIRSTCITY FINANCIAL ANNOUNCES SECOND QUARTER 2003 RESULTS

                  WACO, TEXAS AUGUST 14, 2003... FirstCity Financial Corporation (Nasdaq FCFC) today announced earnings from continuing operations for the quarter ended June 30, 2003 of $4,237,000. Earnings to common shareholders were $3,750,000 or $.33 per share on a diluted basis, after subtracting $67,000 in accrued and unpaid dividends on the Company's preferred stock.

Components of the profits for the second quarter and six months ended June 30, 2003 and 2002 are detailed below:

                                                                    (UNAUDITED)
                                                                                        FOR THE
                                              FOR THE QUARTER ENDED                SIX MONTHS ENDED
  ($ THOUSANDS)                                     JUNE 30,                            JUNE 30,
                                         ------------------------------      ------------------------------
                                             2003              2002              2003              2002
                                         ------------      ------------      ------------      ------------
Portfolio Acquisition and Resolution     $      4,636      $      5,982      $      6,413      $      8,313
Consumer                                        2,052               395             2,627              (686)
Corporate interest                             (1,188)             (847)           (2,360)           (1,669)
Corporate overhead                             (1,263)           (1,328)           (2,462)           (2,590)
                                         ------------      ------------      ------------      ------------
Earnings from continuing operations             4,237             4,202             4,218             3,368
                                         ------------      ------------      ------------      ------------

Loss from discontinued operations                (420)           (1,500)             (420)           (2,000)
Accrued preferred dividends                       (67)             (642)             (133)           (1,284)
                                         ------------      ------------      ------------      ------------
Net earnings to common stockholders      $      3,750      $      2,060      $      3,665      $         84
                                         ============      ============      ============      ============

PORTFOLIO ASSET ACQUISITION

Operating contribution for the quarter was $4.6 million, and includes an additional $.8 million of profits representing the Company's share of a $1.7 million gain recorded in several domestic acquisition partnerships that completed a bulk loan sale of performing and non-performing assets with a carrying value of $8.3 million for proceeds of $10 million. As a result of the sale, the Company also recorded additional servicing fees of $.3 million. The operating contribution was also positively impacted by $1.3 million in foreign currency gains related to the Mexican peso ($1.1 million), and the Euro ($143,000). Profit contribution of this business was comprised of $9.8 million in revenues, net of $5.2 million of expenses. The major components of revenue for the quarter include equity earnings in Acquisition Partnerships of $4.2 million, servicing fees of $4.1 million, and interest income of $1.1 million. The business generated 55% of the revenues from domestic investments, 39% from investments in Mexico and 6% from investments in Europe.

Acquisitions were strong during the second quarter totaling $32.2 million. Purchases were comprised of four portfolios, two in France for a total purchase price of $20.1 million, one in the United States for $6.7 million, and one in Mexico for $5.4 million. The Company invested $11.4 million in these portfolios of which $3.4 million was invested in the U.S., $1.1 million in Mexico and $6.9 million in France.

31% INTEREST IN DRIVE FINANCIAL

FirstCity owns a 31% interest in Drive Financial Services L.P., a subprime auto lending company. Drive originated $128 million of receivables during the quarter. Defaults and losses have risen to 21.46% and 11.07%, respectively, at the end of the quarter compared to 17.70% and 8.43%, respectively, for the same period last year. These increases are primarily a result of a continued weakness in the economy and the resulting impact on used car prices. Delinquencies were 6.00%, down from 6.76% for the prior year quarter.


                                     (more)

                                       (2)

Drive continues on a strategy to grow the balance sheet and record interest income from loans and interest expense on the related debt as incurred to build an earnings stream over time. The trend is detailed in the table below:

                                                          (UNAUDITED)

                                                         INCOME (LOSS)
                                                            BEFORE
                                                         PROVISIONS ON     PROVISIONS ON       NET INCOME       FIRSTCITY'S 31%
    $ Thousands     LOAN INVENTORY     TOTAL ASSETS     RESIDUAL ASSETS   RESIDUAL ASSETS        (LOSS)              SHARE
                    ---------------   ---------------   ---------------   ---------------    ---------------    ---------------
 2nd Quarter 2003   $       511,212   $       619,269   $         8,251   $        (1,240)   $         7,011    $         2,173
 1st Quarter 2003   $       443,099   $       551,412   $         3,707   $        (1,217)   $         2,490    $           689
   Prior year:
 4th Quarter 2002           368,379           472,553             3,207            (3,303)               (96)               (29)
 3rd Quarter 2002           310,540           416,295             1,025              (112)               913                282
 2nd Quarter 2002           238,096           341,882             1,281                --              1,281                398
 1st Quarter 2002           159,052           254,647            (3,470)               --             (3,470)            (1,076)

As the table shows, the trend of income (loss) before provisions for residual assets reflects the positive effects of growing the balance sheet.

DISCONTINUED OPERATIONS

The anticipated net realizable value of the Company's investment in discontinued operations decreased slightly to $7.7 million at June 30, 2003, down from $7.9 million at March 31, 2003. The $7.7 million valuation is net of reserves of $.3 million. The provision for discontinued operations of $420,000 for the quarter resulted primarily due to increased prepayments.

CONFERENCE CALL

FirstCity will host a conference call to discuss the quarterly results today, Thursday, August 14, 2003 at 9:00 a.m., CDT. James T. Sartain, FirstCity's President and Chief Executive Officer will lead the call. To participate, dial 1-888-614-6579 and specify conference I.D. number 234147. Please dial in five minutes prior to the call. If you are unable to listen to the live conference call, a replay will be available by dialing 1-800-615-3210. The pass code for the replay is 234147. The replay will be available through Wednesday August 27, 2003.

FORWARD LOOKING STATEMENTS

Certain statements in this press release, which are not historical in fact, including, but not limited to, statements relating to future performance, may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, performance or achievements, and may contain the words "expect", "intend", "plan", "estimate", "believe", "will be", "will continue", "will likely result", and similar expressions. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. There are many important factors that could cause FirstCity's actual results to differ materially.

These factors include, but are not limited to, the performance of FirstCity's subsidiaries and affiliates, availability of portfolio assets, assumptions underlying portfolio asset performance, risks associated with foreign operations, currency exchange rate fluctuations, interest rate risk; the degree to which FirstCity is leveraged, FirstCity's continued need for financing, availability of FirstCity's credit facilities, the impact of certain covenants in loan agreements of FirstCity and its subsidiaries, risks of declining value of loans, collateral or assets, the ability of FirstCity to utilize net operating loss carryforwards, uncertainties of any litigation arising from discontinued operations, general economic conditions, foreign social and economic conditions, changes (legislative and otherwise) in the asset securitization industry; fluctuation in residential and commercial real estate values, capital markets conditions, including the markets for asset-backed securities; factors more fully discussed and identified under Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," risk factors and other risks identified in FirstCity's Annual Report on Form 10-K, filed with the SEC on April 15, 2003, as well as in FirstCity's other filings with the SEC.


                                     (more)

                                       (3)

Many of these factors are beyond FirstCity's control. In addition, it should be noted that past financial and operational performance of FirstCity is not necessarily indicative of future financial and operational performance. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements.

The forward-looking statements in this release speak only as of the date of this release. FirstCity expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in FirstCity's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

FirstCity is a diversified financial services company with operations dedicated to portfolio asset acquisition and resolution and consumer lending with offices in the U.S. and with affiliate organizations in France and Mexico. Its common
(FCFC) and preferred (FCFCO) stocks are listed on the Nasdaq National Market System.

                         FIRSTCITY FINANCIAL CORPORATION
                              SUMMARY OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                     THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                          JUNE 30,                        JUNE 30,
                                                                 --------------------------      --------------------------
                                                                    2003            2002            2003            2002
                                                                 ----------      ----------      ----------      ----------
Revenues:
       Servicing fees from affiliates                            $    4,086      $    4,170      $    7,593      $    6,392
       Gain on resolution of Portfolio Assets                           272             456             967             700
       Equity in earnings of investments                              6,933           3,939           9,024           5,414
       Interest income from affiliates                                  911           1,081           1,826           2,101
       Interest income - other                                          157             276             345             561
       Gain on sale of interest in equity investments                    --           1,779              --           1,779
       Other income                                                     254             936             616           1,176
                                                                 ----------      ----------      ----------      ----------
             Total revenues                                          12,613          12,637          20,371          18,123
Expenses:
       Interest and fees on notes payable to affiliates               1,804           1,531           3,695           2,936
       Interest and fees on notes payable - other                        52              94             114             237
       Salaries and benefits                                          4,098           3,425           7,594           6,160
       Provision for loan and impairment losses                         (56)             22             (22)            121
       Occupancy, data processing, communication and other            1,736           2,460           3,730           4,370
                                                                 ----------      ----------      ----------      ----------
             Total expenses                                           7,634           7,532          15,111          13,824
Earnings from continuing operations before income
       taxes and minority interest                                    4,979           5,105           5,260           4,299
(Provision) benefit for income taxes                                   (133)              6            (254)             (7)
                                                                 ----------      ----------      ----------      ----------
Earnings from continuing operations before minority interest          4,846           5,111           5,006           4,292
Minority interest                                                      (609)           (909)           (788)           (924)
                                                                 ----------      ----------      ----------      ----------
Earnings from continuing operations                                   4,237           4,202           4,218           3,368
Loss from discontinued operations                                      (420)         (1,500)           (420)         (2,000)
                                                                 ----------      ----------      ----------      ----------
Net earnings                                                          3,817           2,702           3,798           1,368
Accumulated preferred dividends in arrears                              (67)           (642)           (133)         (1,284)
                                                                 ----------      ----------      ----------      ----------
Net earnings to common shareholders                              $    3,750      $    2,060      $    3,665      $       84
                                                                 ==========      ==========      ==========      ==========

Basic and diluted earnings per common share are as follows:
          Earnings from continuing operations                    $     0.37      $     0.43      $     0.37      $     0.25
          Discontinued operations                                     (0.04)          (0.18)          (0.04)          (0.24)
          Net earnings per common share                          $     0.33      $     0.25      $     0.33      $     0.01
          Wtd. avg. common shares outstanding                        11,204           8,376          11,203           8,376


                      SELECTED UNAUDITED BALANCE SHEET DATA

                                                  JUNE 30,       DECEMBER 31,
                                                    2003             2002
                                                ------------     ------------
Cash                                            $      3,995     $      4,118
Portfolio acquisition and resolution assets           79,849           77,744
Consumer assets                                       12,114            9,127
Deferred tax asset                                    20,101           20,101
Net assets of discontinued operations                  7,696            7,764
Total assets                                         131,709          126,456
Notes payable to affiliates                           95,542           95,560
Notes payable other                                    2,685            1,113
Preferred stock                                        3,713            3,705
Total common shareholders' equity                     22,575           18,752

                         FIRSTCITY FINANCIAL CORPORATION
                            SUPPLEMENTAL INFORMATION
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                       THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                            JUNE 30,                          JUNE 30,
                                                                 ------------------------------     ------------------------------
                                                                     2003              2002             2003              2002
                                                                 ------------      ------------     ------------      ------------
SUMMARY OPERATING STATEMENT DATA FOR EACH BUSINESS
       Portfolio Asset Acquisition and Resolution:
          Revenues                                               $      9,823      $     12,098     $     16,659      $     18,889
          Expenses                                                      5,243             6,094           10,268            10,455
                                                                 ------------      ------------     ------------      ------------
          Operating contribution before provision for
             loan and impairment losses                                 4,580             6,004            6,391             8,434
          Provision for loan and impairment losses                        (56)               22              (22)              121
                                                                 ------------      ------------     ------------      ------------
          Operating contribution, net of direct taxes            $      4,636      $      5,982     $      6,413      $      8,313
                                                                 ============      ============     ============      ============
       Consumer Lending:
          Revenues, net of equity in loss of investment          $      2,716      $        497     $      3,577      $       (848)
          Expenses, net of minority interest                              664               102              950              (162)
                                                                 ------------      ------------     ------------      ------------
          Operating contribution (loss), net of direct taxes     $      2,052      $        395     $      2,627      $       (686)
                                                                 ============      ============     ============      ============

PORTFOLIO ASSET ACQUISITION AND RESOLUTION:
    OVERVIEW
    AGGREGATE PURCHASE PRICE OF PORTFOLIOS ACQUIRED:
       Acquisition partnerships
         Domestic                                                $      6,750      $      7,724     $      6,750      $     20,494
         Mexico                                                         5,400                --            5,400            11,709
         France                                                        20,055            27,502           20,055            27,502
         Italy                                                             --            16,943               --            16,943
                                                                 ------------      ------------     ------------      ------------
      Total                                                      $     32,205      $     52,169     $     32,205      $     76,648
                                                                 ============      ============     ============      ============

                                                                   PURCHASE         FIRSTCITY'S
                                                                    PRICE           INVESTMENT
                                                                 ------------      ------------
HISTORICAL ACQUISITIONS - ANNUAL:
    2003 year to date                                            $     32,205      $     11,365
    2002                                                              171,769            16,717
    2001                                                              224,927            24,319
    2000                                                              394,927            22,140
    1999                                                              210,799            11,203
    1998                                                              139,691            28,478

                                                                   JUNE 30,          JUNE 30,
                                                                     2003              2002
                                                                 ------------      ------------
PORTFOLIO ACQUISITION AND RESOLUTION ASSETS BY REGION:
      Domestic                                                   $     41,011      $     44,023
      Mexico                                                           16,840            20,054
      France and Italy                                                 21,998            13,095
                                                                 ------------      ------------
         Total                                                   $     79,849      $     77,172
                                                                 ============      ============

REVENUES BY REGION:
      Domestic                                                   $      5,387      $      8,515     $      9,794      $     11,961
      Mexico                                                            3,795               931            5,220             3,367
      France and Italy                                                    641             2,648            1,645             3,556
      Other foreign                                                        --                 4               --                 5
                                                                 ------------      ------------     ------------      ------------
         Total                                                   $      9,823      $     12,098     $     16,659      $     18,889
                                                                 ============      ============     ============      ============

REVENUES BY SOURCE:
      Equity earnings                                            $      4,217      $      3,442     $      5,447     $      6,262
      Servicing fees                                                    4,086             4,170            7,593            6,392
      Interest income - loans                                           1,062             1,313            2,158            2,590
      Gain on sale of interest in equity investment                        --             1,779               --            1,779
      Gain on resolution of Portfolio Assets                              272               456              967              700
      Other                                                               186               938              494            1,166
                                                                 ------------      ------------     ------------     ------------
         Total                                                   $      9,823      $     12,098     $     16,659     $     18,889
                                                                 ============      ============     ============     ============

                         FIRSTCITY FINANCIAL CORPORATION
                            SUPPLEMENTAL INFORMATION
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                        THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                             JUNE 30,                         JUNE 30,
                                                                   ---------------------------      ----------------------------
                                                                      2003            2002             2003              2002
                                                                   -----------     -----------      -----------      -----------
ANALYSIS OF EQUITY INVESTMENTS IN ACQUISITION PARTNERSHIPS:
FIRSTCITY'S AVERAGE INVESTMENT IN ACQUISITION PARTNERSHIPS
       Domestic                                                    $    33,089     $    33,385      $    33,109      $    33,181
       Mexico                                                            1,036           1,189            1,040            1,258
       France                                                           11,628           8,767           11,535            8,825
       France-Servicing subsidiaries                                     3,737           2,650            3,575            2,399
                                                                   -----------     -----------      -----------      -----------
          Total                                                    $    49,490     $    45,991      $    49,259      $    45,663
                                                                   ===========     ===========      ===========      ===========

FIRSTCITY SHARE OF EQUITY EARNINGS (LOSS):
       Domestic                                                    $     3,264     $     4,544      $     5,611      $     6,502
       Mexico                                                              390          (1,897)          (1,670)          (1,914)
       France                                                              460             534            1,187              994
       France-Servicing subsidiaries                                       103             261              319              680
                                                                   -----------     -----------      -----------      -----------
          Total                                                    $     4,217     $     3,442      $     5,447      $     6,262
                                                                   ===========     ===========      ===========      ===========

SELECTED OTHER DATA:
AVERAGE INVESTMENT IN WHOLLY OWNED PORTFOLIO ASSETS
    AND LOANS RECEIVABLE:
       Domestic                                                    $     8,262     $    13,662      $     8,553      $    14,167
       Mexico                                                           14,816          20,366           14,877           19,717
       France                                                            1,001              --              715               --
                                                                   -----------     -----------      -----------      -----------
          Total                                                    $    24,079     $    34,028      $    24,145      $    33,884
                                                                   ===========     ===========      ===========      ===========

INCOME FROM WHOLLY OWNED PORTFOLIO ASSETS AND LOANS RECEIVABLE:
       Domestic                                                    $       462     $       748      $     1,375      $     1,284
       Mexico                                                              855           1,021            1,733            2,006
       France                                                               17              --               17               --
                                                                   -----------     -----------      -----------      -----------
          Total                                                    $     1,334     $     1,769      $     3,125      $     3,290
                                                                   ===========     ===========      ===========      ===========

SERVICING FEE REVENUES:
       Domestic partnerships:
          $ Collected                                              $    40,644     $   104,388      $    64,694      $   136,211
          Servicing fee revenue                                          1,541           2,333            2,582            3,150
          Average servicing fee %                                          3.8%           2.23%             4.0%            2.31%
       Mexico partnerships:
          $ Collected                                              $    13,513     $    29,156      $    30,025      $    48,350
          Servicing fee revenue                                          2,484           1,632            4,879            2,986
          Average servicing fee %                                         18.4%           5.60%            16.2%            6.18%
       Incentive service fees                                      $        61     $       205      $       132      $       256
       Total Service Fees:
          $ Collected                                              $    54,157     $   133,544      $    94,719      $   184,561
          Servicing fee revenue                                          4,086           4,170            7,593            6,392
          Average servicing fee %                                          7.5%           3.12%             8.0%            3.46%

SERVICING PORTFOLIO (FACE VALUE)
       Domestic                                                    $   361,957     $   406,918
       Mexico                                                        1,222,626       1,391,792
       France and Italy                                                905,224         731,566
                                                                   -----------      -----------
          Total                                                    $ 2,489,807     $ 2,530,276
                                                                   ===========      ===========

NUMBER OF PERSONNEL AT PERIOD END:
          Domestic                                                          70              78
          Mexico                                                           166              82
                                                                   -----------      -----------
       Total personnel                                                     236             160
                                                                   ===========      ===========

                         FIRSTCITY FINANCIAL CORPORATION
                            SUPPLEMENTAL INFORMATION
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                     JUNE 30,                          JUNE 30,
                                                           ----------------------------      ----------------------------
                                                              2003             2002             2003             2002
                                                           -----------      -----------      -----------      -----------
CONSUMER LENDING: (1)
    Retail installment contracts acquired                  $   127,706      $   100,780      $   253,825      $   214,181
    Origination characteristics:
          Face value to wholesale value                          98.71%           99.56%           98.79%          100.46%
          Weighted average coupon                                21.04%           21.18%           20.97%           21.06%
          Purchase discount (% of face value)                    17.50%           15.40%           17.29%           15.59%

    Servicing portfolio (face value in $)                                                        768,889          637,229
    Defaults (% of original balance at time of default)          21.46%           17.70%
    Net loss on defaults after recovery                          11.07%            8.43%
    Delinquencies (% of total serviced portfolio)                 6.00%            6.76%
    Equity in earnings (loss) of Drive                     $     2,716      $       497      $     3,577      $      (848)
    Minority interest                                             (543)             (99)            (715)             170
                                                           -----------      -----------      -----------      -----------
       Net equity in earnings (loss) of Drive              $     2,173      $       398      $     2,862      $      (678)
                                                           ===========      ===========      ===========      ===========

    (1)Auto lending business conducted by Drive Financial Services LP, of which FirstCity owns 31% and accounts for its investment using the equity method of accounting.